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                                                                    Exhibit 99.1

                         WELLSFORD REAL PROPERTIES, INC.
                535 MADISON AVENUE 26TH FLOOR NEW YORK, NY 10022
                          212-838-3400 FAX 212-421-7244

FOR IMMEDIATE RELEASE:

                         WELLSFORD REAL PROPERTIES, INC.
                 ENTERS INTO AN AGREEMENT TO PURCHASE REIS, INC.
            AND WOULD ABANDON PREVIOUSLY ADOPTED PLAN OF LIQUIDATION

NEW YORK, October 11, 2006: Wellsford Real Properties, Inc. (AMEX:WRP) announced that it has entered into a definitive merger agreement to acquire Reis, Inc. ("Reis"). Reis stockholders will receive, in the aggregate, approximately $34.6 million in cash and 4.2 million shares of newly issued WRP common stock. It is expected that this transaction will be tax-free to Reis stockholders except with respect to the cash portion of the consideration received. This transaction values Reis at an equity value of approximately $90 million.

If the transaction is consummated, WRP would abandon its previously adopted plan of liquidation, but would continue with its program to dispose of its remaining real estate assets through development and/or sale.

Reis is a leading, privately owned, real estate information and database company, which provides U.S. commercial real estate market information to real estate investors, lenders and other professionals in the debt and equity capital markets. Its database includes 250,000 properties covering 80 markets including office, retail, apartment and industrial property types. Reis is headquartered in New York City and has been gathering and analyzing data and providing information to its subscribers and customers for over 25 years.

WRP has been an investor in Reis since 1998 and currently holds convertible preferred shares equivalent to an approximate 23% ownership interest in the company. The transaction consideration as stated above will be paid to all stockholders of Reis, excluding WRP. The other stockholders who hold the remaining approximately 77% of Reis are corporate, institutional and high net worth investors and Reis co-founders Lloyd Lynford and Jonathan Garfield.

The cash portion of the purchase price is to be funded by a loan extended by BMO Capital Markets to Reis and WRP's cash on hand. Currently WRP has approximately 6,471,000 shares outstanding. Upon completion of the merger, WRP would have approximately 10.7 million shares outstanding and change its corporate name to Reis, Inc. Following the closing of the merger, Reis stockholders would own approximately 40% of the combined company.

The rules of the American Stock Exchange require WRP stockholders to approve the issuance of WRP shares of common stock to Reis stockholders, since such an issuance would be greater than 20% of the shares currently outstanding. The transaction, which is also subject to the approval of the Reis stockholders, regulatory approvals and other customary closing conditions, is expected to close in the first quarter of 2007.

Lloyd Lynford and Jonathan Garfield, the chief executive officer and executive vice president, respectively, of Reis, who together own approximately 37% of the outstanding Reis shares, have agreed to vote their Reis shares in favor of the merger. Their shares, when combined with the shares WRP currently owns, totals approximately 60% of the outstanding shares of Reis. Lloyd Lynford is the brother

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of Jeffrey Lynford, the chief executive officer of WRP. Because of this relationship the independent directors of WRP considered and separately approved the proposed merger. WRP retained the investment banking firm of Lazard and the law firm of King & Spalding LLP to advise on a possible transaction with Reis.

Background and Reasons for the Acquisition of the Remaining Reis Shares

With the continuing influx of domestic and international capital into U.S. commercial real estate, the significant growth in the issuance of collateralized real estate debt instruments and the re-emergence of REITs as a popular equity investment, current and comprehensive real estate market information has become an increasingly valuable tool for institutional investors. Investors desire access to this data on a daily basis in order to make informed buy/sell investment decisions aggregating billions of dollars. Reis has a prominent position in this marketplace as a data provider of the highest quality. In evaluating its investment in Reis, WRP considered the possibility of acquiring Reis with the hope of providing additional incremental value for the WRP stockholders.

Jeffrey Lynford, WRP's Chairman and CEO stated "This presents a unique opportunity which may create incremental value for WRP stockholders in excess of amounts contemplated under WRP's 2005 Plan of Liquidation."

Reis has retained the investment advisory firm of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to perform services on its behalf, and is being represented by the law firm of Bryan Cave LLP.

Governance

After completion of the transaction, it is contemplated that the Board of Directors will be comprised of nine members including the six existing WRP directors, as well as Lloyd Lynford, Jonathan Garfield, and another individual who has not been identified at this time, but who will meet the appropriate independence standards.

Pursuant to the Merger Agreement, Lloyd Lynford will serve as CEO and President of the combined entity. Jeffrey Lynford and Jonathan Garfield will serve as the Chairman and Executive Vice President of the combined entity, respectively. The aforementioned officers will have three year employment agreements.

Impact on WRP's Plan of Liquidation

WRP stockholders ratified a Plan of Liquidation (the "Plan") in November 2005. If the merger is consummated, the Plan will be abandoned. The Plan provides for the orderly sale of each of WRP's remaining assets (which are either owned directly or through WRP's joint ventures), the collection of all outstanding loans from third parties, the orderly disposition or completion of construction of development properties, the discharge of all outstanding liabilities to third parties and, after the establishment of appropriate reserves, the distribution of all remaining cash to stockholders. The Plan also permitted WRP's Board of Directors to acquire more Reis shares and/or discontinue the Plan without further stockholder approval.

If WRP's stockholders approve the issuance of additional shares in connection with the Reis acquisition and the transaction is consummated, then WRP would change its basis of accounting from a liquidation basis to a going-concern basis in accordance with generally accepted accounting principles. Reis would be the primary continuing business activity and the development and/or sale of the remaining real estate properties would be a diminishing activity as homes and/or land is sold. Under the liquidation basis of


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accounting, assets are stated at their estimated net realization value and liabilities are stated at their estimated settlement amounts. WRP would be required to present its assets then owned at the lower of historical cost or fair market value as of the date of termination of the Plan.

The termination of the Plan would result in the retention by the combined entity of WRP's cash balances and subsequent cash flow from the sales of residential development assets for working capital and re-investment purposes. Such cash would not be distributed to stockholders as had been contemplated under the Plan.

As a consequence of the closing of the transaction and termination of the Plan, it would be necessary to recharacterize a portion of the December 14, 2005 cash distribution of $14.00 per share from what may have been classified as a return of capital for WRP stockholders at that time to taxable dividend income. WRP is evaluating the amount of the distribution which would be recharacterized as a taxable dividend.

Company Information

For information regarding WRP visit www.wellsford.com.

Additional information with regard to the proposed merger, risk factors, termination of the Plan of Liquidation, voting requirements, and other information will be available at such time as a Registration Statement is filed with the SEC.

Forward Looking Statements and Additional Information

This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WRP to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, factors and uncertainties include, but are not limited to, the ability to gain governmental approvals of the merger on the proposed terms and schedule; the failure of WRP's stockholders to approve the issuance of WRP common shares in connection with the merger or the failure of Reis stockholders to approve the merger; the risk that other conditions to the merger are not being satisfied; the risk of successful integration of the two companies and the risk that cost savings, as well as other synergies from the merger, may not be realized or may take longer to realize than expected; the risk that the combined companies may not perform as anticipated; the ability to retain customers, independent contractors and employees; and competition and its effects on revenue, as well as the risks and uncertainties detailed from time to time in the WRP's filings with the Securities and Exchange Commission (the "SEC"), including its most recently filed reports on Forms 10-Q and 10-K. WRP expressly disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release or to conform them to actual results.

In connection with the proposed transaction, a registration statement, including a joint proxy statement/prospectus and other materials, will be filed with the SEC. WE URGE STOCKHOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE AND BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (when


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available), as well as other filings containing information about WRP, without charge, at the Securities and Exchange Commission's website (www.sec.gov). In addition, free copies of the registration statement and joint proxy statement/prospectus will be (when filed), and WRP's other SEC filings are, also available on WRP's website (www.wellsford.com).

WRP and its directors and executive officers and other members of management are potential participants in the solicitation of proxies with respect to stockholders voting on the issuance of WRP common shares in the merger. Information regarding WRP's directors and executive officers is available in WRP's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

WRP Press Contact: Mark P. Cantaluppi
                   Vice President, Chief Financial Officer
                   Wellsford Real Properties, Inc.
                   (212) 838-3400


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